Exhibit 4.2

                                                                  Execution Copy

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               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                  by and among

                           HWH CAPITAL PARTNERS, L.P.,

                          HWH CORNHUSKER PARTNERS, L.P.

                       WESTON PRESIDIO CAPITAL III, L.P.,

                        WESTON PRESIDIO CAPITAL IV, L.P.,

                          WPC ENTREPRENEUR FUND, L.P.,

                         WPC ENTREPRENEUR FUND II, L.P.,

                       THE OTHER STOCKHOLDERS PARTY HERETO

                                       and

                              NBC ACQUISITION CORP.



                          -----------------------------

                                  July 1, 2003

                          -----------------------------


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


                                TABLE OF CONTENTS

                                                                         Page


ARTICLE I General; Securities Subject to this Agreement.....................2
        1.01   Grant of Rights..............................................2
        1.02   Registrable Securities.......................................2
        1.03   Holders of Registrable Securities............................2

ARTICLE II Demand Registration..............................................2
        2.01   Request for Demand Registration..............................2
        2.02   Incidental or "Piggy-Back" Rights with Respect to a
               Demand Registration..........................................3
        2.03   Effective Demand Registration................................4
        2.04   Expenses.....................................................4
        2.05   Underwriting Procedures......................................4
        2.06   Selection of Underwriters....................................5

ARTICLE III Incidental or "Piggy-Back" Registration.........................5
        3.01   Request for Incidental Registration..........................5
        3.02   Expenses.....................................................6

ARTICLE IV Form S-3 Registration............................................6
        4.01   Request for a Form S-3 Registration..........................6
        4.02   Form S-3 Underwriting Procedures.............................7
        4.03   Limitations on Form S-3 Registrations........................7
        4.04   Expenses.....................................................8
        4.05   No Demand Registration.......................................8

ARTICLE V Holdback Agreements...............................................8
        5.01   Restrictions on Public Sale by Designated Holders............8
        5.02   Restrictions on Public Sale by the Company...................8

ARTICLE VI Registration PROCEDURES AND EXPENSES.............................9
        6.01   Obligations of the Company...................................9
        6.02   Registration Expenses........................................9

ARTICLE VII Indemnification; Contribution...................................9
        7.01   Indemnification by the Company...............................9
        7.02   Indemnification by Designated Holders.......................10
        7.03   Conduct of Indemnification Proceedings......................11
        7.04   Contribution................................................12

ARTICLE VIII Rule 144......................................................12

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ARTICLE IX Definitions.....................................................13
        9.01   Certain Defined Terms.......................................13
        9.02   Other Defined Terms.........................................15
        9.03   HWH/Buyers..................................................15

ARTICLE X Miscellaneous....................................................16
        10.01  Notices.....................................................16
        10.02  Successors and Assigns; Third Party Beneficiaries...........17
        10.03  Recapitalizations, Exchanges, etc...........................18
        10.04  No Inconsistent Agreements..................................18
        10.05  Further Assurances..........................................19
        10.06  No Third Party Beneficiaries................................19
        10.07  Severability................................................19
        10.08  Amendment and Waiver........................................19
        10.09  Usage.......................................................19
        10.10  Articles and Sections.......................................20
        10.11  No Strict Construction......................................20
        10.12  Governing Law...............................................20
        10.13  Consent to Jurisdiction and Service of Process..............20
        10.14  Waiver of Jury..............................................20
        10.15  Specific Performance........................................21
        10.16  Complete Agreement..........................................21
        10.17  Counterparts................................................21


Appendix A     Registration Procedures

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

               THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made as of July 1, 2003 (this "Agreement"), by and among HWH Capital Partners, L.P., a Delaware limited partnership ("HWH Capital"), HWH Cornhusker Partners, L.P., a Delaware limited partnership ("HWH Cornhusker" and, together with HWH Capital, "HWH"), Weston Presidio Capital III, L.P., a Delaware limited partnership ("Buyer 1"), Weston Presidio Capital IV, L.P., a Delaware limited partnership ("Buyer 2"), WPC Entrepreneur Fund, L.P., a Delaware limited partnership ("Buyer 3") and WPC Entrepreneur Fund II, L.P., a Delaware limited partnership ("Buyer 4"), MSD Ventures, L.P., a Delaware limited partnership ("MSD") and NBC Acquisition Corp., a Delaware corporation (the "Company"). Buyer 1, Buyer 2, Buyer 3 and Buyer 4 are collectively referred to herein as the "Buyers," and each, a "Buyer." Unless otherwise provided herein, capitalized terms used herein are defined in Article IX below.



                                R E C I T A L S:

               A. Concurrently with the execution of the Stock Purchase Agreement, dated as of July 11, 2002 (the "Stock Purchase Agreement"), among HWH, certain management stockholders and the Buyers, pursuant to which HWH and the management stockholders sold to the Buyers an aggregate of 416, 912 shares of Class A Common Stock, par value $0.01 per share, of the Company, the Company entered into a Registration Rights Agreement, dated as of July 11, 2002 (the "Original Registration Rights Agreement");

               B. Pursuant to the terms of the Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), among TheCampusHub.com, Inc. ("CHUB"), Nebraska Book Company, Inc. ("NBC") and the Company, CHUB will merge with and into NBC, and NBC will be the surviving entity (the "Merger"), and the stockholders of CHUB, including MSD, will receive shares of Common Stock in connection with the Merger;

               C. In order to induce MSD to enter into the Merger Agreement, the Company, HWH and the Buyers desire to amend the Original Registration Rights Agreement; and

               D. Section 10.09 of the Original Registration Rights Agreement provides that the Original Registration Rights Agreement may be amended only in writing signed by HWH, the Buyers and the Company.

               E. The parties hereto desire to supercede and restate in its entirety the Original Registration Rights Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                  GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

               1.01 Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

               1.02 Registrable Securities. For the purposes of this Agreement, Registrable Securities held by any Designated Holder will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (x) the entire amount of the Registrable Securities held by any Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) such Designated Holder owns less than 1% of the outstanding shares of Common Stock on a fully diluted basis, or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

               1.03 Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

                                   ARTICLE II

                               DEMAND REGISTRATION

               2.01 Request for Demand Registration. Each of HWH Capital and HWH Cornhusker may make a written request to the Company to register (the party making such request, the "Initiating Holders"), and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "Demand Registration"), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect (x) more than three such Demand 2

               Registrations requested by HWH, it being understood that if HWH Capital and HWH Cornhusker jointly make a request for a Demand Registration, such request shall constitute one Demand Registration only, (y) a Demand Registration if the Initiating Holders, together with the Designated Holders (other than the Initiating Holders) which have requested to register securities in such registration pursuant to Section 2.02, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities) to the public of less than $5,000,000, and (z) any such Demand Registration commencing prior to 180 days after the IPO Effectiveness Date. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a "Valid Business Reason"), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than 45 days and (y) in case a Registration Statement has been filed relating to a Demand Registration, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more 45 days have passed since such withdrawal or postponement, the Initiating Holders may request a new Demand Registration). The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 2.01 more than once in any 18 month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

               2.02 Incidental or "Piggy-Back" Rights with Respect to a Demand Registration. Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 2.01) may offer its Registrable Securities under any Demand Registration pursuant to this Article
II. Within five days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 2.01) and (ii) subject to Section 2.05, include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within 10 days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holder shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights under this Section 2.02 with respect to such Demand Registration. Any Designated Holder may waive its rights under this


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

               Section 2.02 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder's Registrable Securities in a registration (whether pursuant to Article II, III or IV), such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion, unless as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder, provided that any Designated Holders shall be permitted to withdraw or revoke such request in any circumstances, without requiring the consent of the Company or any other party, if any of the Initiating Holders shall have withdrawn any Registrable Securities from such registration.

               2.03 Effective Demand Registration. The Company shall use its commercially reasonable efforts to cause any such Demand Registration to become and remain effective not later than 60 days after it receives a request under
Section 2.01 hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold or (ii) 120 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

               2.04 Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

               2.05 Underwriting Procedures. If the Company or the Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with
Section 2.06. In connection with any Demand Registration under this Article II involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 2.02 shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as set forth below. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the Initiating Holders and any Designated Holder participating in the offering pursuant to Section 2.02, which Registrable Securities shall be allocated pro rata among such Initiating Holders and Designated Holders, based on the number of Registrable Securities requested to be included in such offering by each such Initiating Holder and Designated Holder, second, any other securities of the Company requested by holders thereof to be included in such registration, which such securities shall be allocated pro rata among such stockholders, based on the number of the Company's securities requested to be included in such offering by each such stockholder, and third, securities offered by the Company for its own account.

               2.06 Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that the Approved Underwriter, in any case, shall also be approved by the Initiating Holders or S-3 Initiating Holders, as the case may be, such approval not to be unreasonably withheld.

                                  ARTICLE III

                     INCIDENTAL OR "PIGGY-BACK" REGISTRATION

               3.01 Request for Incidental Registration. At any time after the IPO Effectiveness Date, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least 20 days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "Incidental Registration"). The Company shall use its commercially reasonable efforts (within 20 days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 3.01 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as set forth below. If the Company Underwriter determines that the registration of all or part of the securities that have been requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such material adverse effect, first, all of the securities to be offered for the account of the Company, second, any other securities of the Company requested by the Designated Holders to be included in such offering, which such securities shall be allocated pro rata among the Designated Holders participating in the offering, based on the number of Registrable Securities requested to be included in such offering by each such Designated Holder, and third, any other securities of the Company requested by holders thereof to be included in such registration, which such securities shall be allocated pro rata among such stockholders, based on the number of the Company's securities requested to be included in such offering by each such stockholder.

               3.02 Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Article III, whether or not such Incidental Registration becomes effective.

                                   ARTICLE IV

                              FORM S-3 REGISTRATION

               4.01 Request for a Form S-3 Registration. Upon the Company becoming eligible for use of Form S-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities, if the Company shall receive from HWH (acting jointly) or the Buyers (acting jointly) (the "S-3 Initiating Holders"), a written request that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (an "S-3 Registration"), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 4.01) at least 10 days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within 10 days after their receipt from the Company of the written notice of such registration. With respect to each S-3 Registration, the Company shall, subject to Section 4.02, (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and the Designated Holders (who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein) and (ii) use its commercially reasonable efforts to cause such registration pursuant to this Section 4.01 to become and remain effective as soon as practicable.

               4.02 Form S-3 Underwriting Procedures. If the S-3 Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such S-3 Registration pursuant to this Article IV to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 2.06. In connection with any S-3 Registration under Section 4.01 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as set forth below. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the S-3 Initiating Holders and the other Designated Holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the S-3 Initiating Holders and any Designated Holder participating in the offering pursuant to Section 4.01, which such Registrable Securities shall be allocated pro rata among such S-3 Initiating Holders and Designated Holders, based on the number of Registrable Securities requested to be included in such offering by each such S-3 Initiating Holder and Designated Holder, second, any other securities of the Company requested by holders thereof to be included in such registration, which such securities shall be allocated pro rata among such stockholders, based on the number of the Company's securities requested to be included in such offering by each such stockholder, and third, securities offered by the Company for its own account.

               4.03 Limitations on Form S-3 Registrations. If the Board of Directors has a Valid Business Reason, the Company may (x) postpone filing a Registration Statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than 45 days following the request and (y) in case a Registration Statement has been filed relating to a S-3 Registration, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more than 45 days have passed since such withdrawal or postponement, the S-3 Initiating Holder may request the prompt amendment or supplement of such Registration Statement or a new S-3 Registration). The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing, under either this Article IV or Section 2.01, due to a Valid Business Reason more than once in any 18-month period. In addition, the Company shall not be required to effect any registration pursuant to Section 4.01, (i) within 90 days after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor thereto), (ii) if


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

Form S-3 is not available for such offering by the S-3 Initiating Holders, or
(iii) if the S-3 Initiating Holders, together with the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under
Section 4.01) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of less than $5,000,000.

               4.04 Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Article IV, whether or not such S-3 Registration becomes effective.

               4.05 No Demand Registration. No registration requested by any Designated Holder pursuant to this Article IV shall be deemed a Demand Registration pursuant to Article II.

                                   ARTICLE V

                               HOLDBACK AGREEMENTS

               5.01 Restrictions on Public Sale by Designated Holders. If (i) requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, and (ii) all of the Company's executive officers, directors and holders in excess of 1% of its outstanding capital stock execute agreements identical to those referred to in this Section 5.01, each Designated Holder (including the Initiating Holders or the S-3 Initiating Holders, as the case may be) agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale any Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the period beginning on the 15th day prior to the expected effective date (as determined by the Company, which shall notify the Designated Holders of such date in writing) of such Registration Statement and ending on the 90th day following the actual effective date of such Registration Statement, or such shorter period, if any, mutually agreed upon by such Designated Holder and the requesting party (except as part of such registration). If any Designated Holder of Registrable Securities subject to the foregoing restrictions, or director, executive officer or other stockholder, is released from any obligation under any agreement, arrangement or understanding described in this Section 5.01, to any extent, all Designated Holders of Registrable Securities subject to the same obligation shall be released from such obligation, to the same extent as such Designated Holder, director, executive officer or other stockholder.

               5.02 Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the 15th day prior to the expected effective date (as determined by the Company) of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) 90 days after the actual effective date of such Registration Statement (except as part of such registration).

                                   ARTICLE VI

                      REGISTRATION PROCEDURES AND EXPENSES

               6.01 Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Article II, III or IV, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the terms of Appendix A hereto.

               6.02 Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification), and (v) the fees and expenses of counsel to the Designated Holders, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 6.02 are referred to herein as "Registration Expenses." The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to the registration and sale of such Designated Holders' Registrable Securities.

                                  ARTICLE VII

                          INDEMNIFICATION; CONTRIBUTION

               7.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, stockholders, members, directors, officers, Affiliates, employees and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs and expenses of legal counsel or otherwise arising from any investigation, action or proceeding, whether commenced or threatened, in respect to any of the foregoing) (each, a "Liability" and collectively, "Liabilities"), arising out of or based upon any (i) untrue, or allegedly


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

untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), (ii) omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including the information furnished to the Company pursuant to Section 7.02 or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls (within the meaning of Section 15 of the Securities Act) such underwriters to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

               7.02 Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Article II, III or IV, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees severally to indemnify and hold harmless the Company, the other Designated Holders who participate in the Registration Statement, any underwriter retained by the Company and each Person who controls (within the meaning of Section 15 of the Securities Act) the Company, the other Designated Holders who participate in the Registration Statement or such underwriter to the same extent as the foregoing indemnity from the Company to the Designated Holders (including indemnification of their respective partners, stockholders, members, directors, officers and employees), but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus, including the information furnished to the Company pursuant to this Section 7.02; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 7.02 shall be limited to the net proceeds received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

               7.03 Conduct of Indemnification Proceedings. Any Person entitled to indemnification or contribution hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as provided in the preceding sentence, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such expenses shall be reimbursed as incurred. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this Article VII, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without the Indemnifying Party's written consent if (i) such settlement is entered into more than 30 business days after receipt by the Indemnifying Party of the aforesaid request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request or contested the reasonableness of such fees and expenses prior to the date of such settlement.

               7.04 Contribution.

               (a) If the indemnification provided for in this Article VII from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.01, 7.02 and 7.03, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by any Designated Holder shall be limited to the net proceeds received by such Designated Holder in the offering. For the avoidance of doubt, no Designated Holder shall be required to contribute under this Section unless the Liabilities resulted from or arose out of the information furnished by such Designated Holder to the Company pursuant to Section 7.02.

               (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 7.04(a).

               (c) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE VIII

                                    RULE 144

                 The Company covenants that, from and after the IPO Effectiveness Date, it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE IX

                                   DEFINITIONS

               9.01 Certain Defined Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

               "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                "Board of Directors" means the board of directors of the Company.

               "Closing Date" means August 2, 2002.

               "Closing Price" means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by the NASD, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally recognized investment banking firm selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

               "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

               "Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

                "Designated Holder" means each of HWH Capital, HWH Cornhusker, the Buyers and MSD and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 10.02 of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act, Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

               "Initial Public Offering" means the initial public offering of the shares of Common Stock of the Company pursuant to an effective Registration Statement filed under the Securities Act.

               "IPO Effectiveness Date" means the date upon which the Company consummates the Initial Public Offering.

               "Market Price" means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding 30 days on which the national securities exchanges are open for trading; provided, however, that if the Closing Price is determined pursuant to clause (d) of the definition of Closing Price, the "Market Price" means such Closing Price on the date of determination.

               "NASD" means the National Association of Securities Dealers, Inc.

               "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental body.

               "Registrable Securities" means each of the following: (a) any and all shares of Common Stock now or hereafter owned by the Designated Holders or issued or issuable upon conversion of any convertible securities or exercise of any warrants or options held by any of the Designated Holders and (b) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.

               "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Stockholders Agreement" means the Amended and Restated Stockholders Agreement, dated as of even date herewith, among HWH, certain management stockholders of the Company, the Buyers, MSD and the Company.

               9.02 Other Defined Terms. The following capitalized terms are defined in the following Sections of this Agreement:


Term                                                                   Section
----                                                                   -------
Agreement.........................................................    Preamble
Approved Underwriter..............................................    2.06
Buyer 1...........................................................    Preamble
Buyer 2...........................................................    Preamble
Buyer 3...........................................................    Preamble
Buyer 4...........................................................    Preamble
Buyer(s)..........................................................    Preamble
CHUB..............................................................    Recitals
Company...........................................................    Preamble
Company Underwriter...............................................    3.01
Demand Registration...............................................    2.01
Holders' Counsel..................................................    Appendix A
HWH...............................................................    Preamble
HWH Capital.......................................................    Preamble
HWH Cornhusker....................................................    Preamble
Incidental Registration...........................................    3.01
Indemnified Party.................................................    7.03
Indemnifying Party................................................    7.03
Initiating Holders................................................    2.01
Inspector(s)......................................................    Appendix A
Liability.........................................................    7.01
Liabilities.......................................................    7.01
Merger............................................................    Recital B
Merger Agreement..................................................    Recital B
MSD...............................................................    Preamble
NBC...............................................................    Recital B
Original Registration Rights Agreement............................    Recital A
Records...........................................................    Appendix A
Registration Expenses.............................................    6.02
S-3 Initiating Holders............................................    4.01
S-3 Registration..................................................    4.01
Stock Purchase Agreement..........................................    Recital A
Valid Business Reason.............................................    2.01


               9.03 HWH/Buyers. Any action or decision to be made, or any right exercisable by HWH under this Agreement, including any consent to be given hereunder or any amendment of this Agreement, or any waiver of any provision of this Agreement, shall be made by holders of a majority-in-interest of the Registrable Securities owned by HWH and its permitted transferees under the Stockholders Agreement and shall be binding on HWH and all such permitted transferees. Any action or decision to be made, or any right exercisable by the Buyers under this Agreement, including any consent to be given hereunder or any amendment of this Agreement, or any waiver of any provision of this Agreement, shall be made by holders of a majority-in-interest of the Registrable Securities owned by he Buyers and their permitted transferees under the Stockholders Agreement and shall be binding on the Buyers and all such permitted transferees.

                                    ARTICLE X

                                  MISCELLANEOUS

               10.01 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by a nationally recognized courier service or by first class mail, postage prepaid. Any such notice shall be deemed given when delivered personally or if sent by facsimile, at the time of receipt of a legible copy thereof or, if sent by nationally recognized courier service, two days after the date of deposit with the courier service, or if by first class mail, three days after the date of deposit in the mail, and shall be sent as follows:

                      (a) if to the Buyers:

                                 Weston Presidio Capital
                                 200 Clarendon Street, 50th Floor
                                 Boston, MA  02116
                                 Attention:  Mark L. Bono
                                 Facsimile No.:  (617) 988-2515

                                 with a copy to:

                                 Weston Presidio Capital
                                 Pier 1, Bay 2
                                 San Francisco, CA  94111
                                 Attention:  Therese A. Mrozek
                                 Facsimile No.:  (415) 398-0990

                                 and

                                 Bingham McCutchen LLP
                                 150 Federal Street
                                 Boston, MA  02110
                                 Attention:  Johan V. Brigham, Esq.
                                 Facsimile No.:  (617) 951-8736

                      (b) if to the Company or HWH:

                                 HWH Capital Partners, L.P.
                                 c/o Haas Wheat & Partners, L.P.
                                 300 Crescent Court - Suite 1700
                                 Dallas, TX  75201
                                 Attention: Robert B. Haas,
                                 Douglas D. Wheat, and Wyche Walton
                                 Facsimile No.:  (214) 871-8364, and
                                 (214) 871-8357

                                 with a copy to:

                                 Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                 1285 Avenue of the Americas
                                 New York, NY 10019-6064
                                 Attention:  Robert M. Hirsh, Esq.
                                 Facsimile No.:  (212) 757-3990

                      (c) if to MSD:

                                 MSD Ventures, L.P.
                                 645 5th Avenue
                                 21st Floor
                                 New York, NY  10022
                                 Attention: Marc R. Lisker, General Counsel
                                 Facsimile No.: (212) 303-1772

                                 with a copy to:

                                 Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                 Boston, MA 02110
                                 Fax: 617-248-7100
                                 Attention: Steven Browne
                                 Facsimile No.: (617) 248-7100

Any party may by notice given in accordance with this Section 10.01 to the other parties designate another address, facsimile number or Person for receipt of notices hereunder.

               10.02 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided.

               The Demand Registration rights, incidental or "piggy-back" registration rights and the S-3 Registration rights and the other rights of HWH hereunder may be (i) with respect to any Registrable Security that is transferred to an Affiliate of HWH (or any partner thereof), transferred to such

Affiliate (or such partner) and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate of HWH, transferred only if the transferee receives in one transaction or a series of related transactions Registrable Securities representing at least 5% of the Common Stock outstanding on the date of such transaction (or the first transaction in a series of transactions). The incidental or "piggy-back" registration rights of the Buyers contained in Articles II, III and IV and the other rights of the Buyers hereunder may be (i) with respect to any Registrable Security that is transferred to an Affiliate of the Buyers (or if any such Buyer is a partnership, limited liability company or corporation, to any partner, member or stockholder thereof), transferred to such Affiliate (or such partner, member or stockholder) and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate of the Buyers, transferred only if the transferee receives in one transaction or a series of related transactions Registrable Securities representing at least 5% of the Common Stock outstanding on the date of such transaction (or the first transaction in a series of transactions). The incidental or "piggy-back" registration rights of MSD contained in Articles II, III and IV and the other rights of MSD hereunder may be (i) with respect to any Registrable Security that is transferred to an Affiliate of MSD (or to any partner thereof), transferred to such Affiliate (or such partner) and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate of MSD, transferred only if the transferee receives in one transaction or a series of related transactions Registrable Securities representing at least 5% of the Common Stock outstanding on the date of such transaction (or the first transaction in a series of transactions). All of the obligations of the Company hereunder shall survive any such transfer. The provisions of this Section 10.02 shall not affect or modify any transfer restrictions in the Stockholders Agreement, which restrictions shall remain in full force and effect, unless such restrictions are modified or terminated in accordance with the terms of the Stockholders Agreement.

               10.03 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company, and (iii) any and all equity securities of the Company or any successor or assigns of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, stock splits, reverse stock splits, stock combinations, recapitalizations and the like occurring after the Closing Date. The Company shall cause any successor or assigns (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

               10.04 No Inconsistent Agreements. The Company hereby represents and warrants that it has not previously entered into any agreement granting registration rights to any Person with respect to any securities of the Company except as set forth in this Agreement. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities that provides for the priority or parity in registration of such securities over the Registrable Securities held by the Designated Holders or which rights are otherwise inconsistent with the rights granted in this Agreement.

               10.05 Further Assurances. From time to time, as and when requested by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

               10.06 No Third Party Beneficiaries. Except as provided in Article VII and Section 10.02 of this Agreement, no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the parties hereto.

               10.07 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               10.08 Amendment and Waiver. Any provision of this Agreement may be amended or waived only in writing signed by HWH, the Buyers and the Company; provided, that if any proposed amendment or waiver would have a materially adverse effect with respect to the rights, preferences or privileges of MSD in a disproportionate manner with respect to the rights, preferences and privileges of the other similarly situated parties to this Agreement, the consent of the MSD Stockholder shall be required. No waiver of any provision hereunder or any breach or default hereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

               10.09 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

               10.10 Articles and Sections. All references herein to Articles and Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The Article and Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

               10.11 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

               10.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

               10.13 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in any state or federal court in the State of New York located in New York County and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law.

               10.14 Waiver of Jury. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

               10.15 Specific Performance. The parties hereto intend that each of the parties shall have the right to seek specific performance if any other party hereto fails to perform such party's obligations hereunder.

               10.16 Complete Agreement. This Agreement contains the complete agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

               10.17 Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.



                  [Remainder of Page Intentionally Left Blank]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                            HWH CAPITAL PARTNERS, L.P.

                            By:  HWH, L.P., its general partner
                            By:  HWH Incorporated, its general partner


                                 By:/s/ Douglas D. Wheat
                                    --------------------------------------------
                                    Name:  Douglas D. Wheat
                                    Title: President



                            HWH CORNHUSKER PARTNERS, L.P.

                            By: HWH Cornhusker, L.P., its general partner
                            By: HWH Cornhusker Incorporated,
                                its general partner

                                 By:/s/ Douglas D. Wheat
                                    --------------------------------------------
                                    Name:  Douglas D. Wheat
                                    Title: President



                            WESTON PRESIDIO CAPITAL III, L.P.

                            By: Weston Presidio Capital Management III, LLC


                                 By:/s/ Mark L. Bono
                                    -------------------------------------------
                                      Name:  Mark L. Bono
                                      Title: Authorized Signatory



                            WESTON PRESIDIO CAPITAL IV, L.P.

                            By: Weston Presidio Capital Management IV, LLC


                                 By:/s/ Mark L. Bono
                                    -------------------------------------------
                                      Name:  Mark L. Bono
                                      Title: Authorized Signatory

      [Signature Page - Amended and Restated Registration Rights Agreement]

                            WPC ENTREPRENEUR FUND, L.P.

                            By: Weston Presidio Capital Management III, LLC


                                 By: /s/ Mark L. Bono
                                    -------------------------------------------
                                      Name:  Mark L. Bono
                                      Title: Authorized Signatory



                            WPC ENTREPRENEUR FUND II, L.P.

                            By: Weston Presidio Capital Management IV, LLC


                                 By: /s/ Mark L. Bono
                                    -------------------------------------------
                                      Name:  Mark L. Bono
                                      Title: Authorized Signatory



                            NBC ACQUISITION CORP.


                            By: /s/ Mark W. Oppegard
                               -------------------------------------------------
                                 Name:  Mark W. Oppegard
                                 Title: President




                            MSD VENTURES, L.P.

                            By:  DRT CAPITAL, L.L.C., its general partner

                            By: /s/ Marc R. Lisker
                                -----------------------------------------------
                                Name:  Marc R. Lisker
                                Title: General Counsel




      [Signature Page - Amended and Restated Registration Rights Agreement]

                                   Appendix A

A. Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Article II, III or IV, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

     1. prepare and file with the Commission (as promptly as practicable, but in any event not later than 60 days after receipt of a request to file a Registration Statement with respect to Registrable Securities) a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector (as hereinafter defined) with an opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

     2. prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days (except in the case of a registration filed pursuant to Rule 415 of the Securities Act or any successor rule or regulation) and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the
          Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

     3. furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     4. register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section A.4, (y) subject itself to taxation in any such jurisdiction, or (z) consent to general service of process in any such jurisdiction;

     5. notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     6. enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Article II, III or IV, as the case may be) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the Approved Underwriter or Company Underwriter;

     7. make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney or accountant retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries'
          officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom, or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

     8. if such sale is pursuant to an underwritten offering, obtain "cold comfort" letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter reasonably requests;

     9. furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

     10. comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     11. cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

     12. cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

     13. take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities pursuant thereto.

B. Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information required to be included in such Registration Statement by applicable securities laws or otherwise necessary or desirable in connection with the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing. If any seller of Registrable Securities fails to provide such information required to be included in such Registration Statement by applicable securities laws or otherwise necessary or desirable in connection with the disposition of such Registrable Securities in a timely manner after written request therefor, the Company may exclude such seller's Registrable Securities from a registration under Article II, III or IV.

C. Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section A.5, such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section A.5 and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section A.2) by the number of days during the period from and including the date of the giving of such notice pursuant to Section A.5 to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section A.5.